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                                                                    EXHIBIT 4.44

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT IS DATED EFFECTIVE this 1st day of September, 2002.

BETWEEN:

               ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD.
                    a body corporate duly incorporated under
               the laws of the Province of Alberta and carrying on
           business in the Province of Alberta and elsewhere in Canada
                 (hereinafter referred to as the "Corporation")

                                     - and -

                                  SHELLEY SAMEC
                 an individual, resident in the City of Calgary
                           in the Province of Alberta
                       (hereinafter called the "Employee")

WHEREAS the Corporation is actively engaged in various insurance, financial and other business activities;

AND WHEREAS the Corporation is desirous of employing the Employee to serve the Corporation as an Accountant and Chief Financial Officer;

AND WHEREAS it is a condition of employment that this Agreement be first executed;

AND WHEREAS it is also a condition of employment that the Employee sign a Guarantee in favour. of Textron Financial Corporation in substantially the form as attached hereto as Schedule "A" (the "Guarantee");

AND WHEREAS the Employee will receive the sum of TWELVE THOUSAND FIVE HUNDRED ($12,500.00) DOLLARS as consideration for the signing of this Agreement and the Guarantee;

NOW THEREFORE in consideration of the mutual covenants, provisos and consideration paid, the receipt and sufficiency which is hereby acknowledged, the parties hereto respectively covenant and agree as follows:

1.0 The Corporation shall employ the Employee and the Employee agrees to serve the Corporation and to perform on behalf of the Corporation all such reasonable duties as may from time to time be authorized and directed by the Corporation's Board of Directors which, without limiting the generality of the foregoing, shall include the rendering by the Employee in her capacity as an Accountant and Chief Financial Officer, accounting and financial services to the Corporation, its Officers, Directors, Shareholders, Agents, Employees and others as may be reasonably required from time to time.

2.0 The employment of the Employee shall extend from the date hereof and continue year after year unless and until terminated by at least THIRTY
         (30) days written notice given by either


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         party to the other, which notice shall be given to take effect on the last day of the calendar month, provided that the following shall apply;

         (a) If the Corporation shall terminate the employment of the Employee for any reason other than just cause, the Employee shall receive severance pay equal to ONE (1) year's salary (the salary being described in Paragraph 4.0 herein); and

         (b) If the Employee shall voluntarily terminate her employment with the Corporation at any time within SIX (6) months of the Effective Date hereof, then the Employee shall receive severance pay equal to EIGHT (8) month's salary, less the sum of TWELVE THOUSAND FIVE HUNDRED ($12,500.00) DOLLARS.

3.0 The Employee shall be entitled to the sum of TWELVE THOUSAND FIVE HUNDRED ($12,500.00) DOLLARS as consideration for the signing of this Agreement and the Guarantee.

4.0 For services to be rendered, the Employee shall be paid a gross annual sum to be fixed by the directors of the Corporation on an annual basis. Such gross annual sum shall not be less than EIGHTY FIVE THOUSAND ($85,000.00) DOLLARS per annum during the currency of this Agreement.

5.0 The Employee shall be entitled to such number of weeks of paid annual holidays as may be fixed by the directors of the Corporation from time to time. However, such paid annual holidays shall not be less than four weeks per annum.

6.0 The Employee shall well and faithfully serve the Corporation during the continuance of her employment hereunder and use her best efforts to promote the business of the Corporation and she shall devote substantially her whole time and attention to her duties as an Accountant and acting as Chief Financial Officer and shall not directly or indirectly engage in or be concerned in or interested in any other business of any kind which may interfere with, restrict or conflict with her duties hereunder.

7.0 The Corporation shall, upon being furnished with reasonable particulars of the same by the Employee, reimburse the Employee monthly for all reasonable out of pocket expenses incurred by her in and above her duties.

8.0 The Corporation shall provide, if and when possible the Employee with private office space, secretarial assistance, general office supplies, reference materials and research aids and such other facilities and services as are customary and consistent for the proper performance of the Employee's duties as an Accountant and acting as Chief Financial Officer.

9.0 Subject to the terms and conditions governing the said Corporation, the applicable code(s) of professional conduct common to the insurance industry, and all other applicable laws, regulations and rules of court, the Corporation shall have the power to:

         (a)      assign work and duties to the Employee;


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         (b)      review all work and services performed by the Employee;

         (c)      modify or cancel such work;

         (d)      require the Employee to revise such work;

         (e)      determine the time and manner of performance of all work; and

         (f) determine the standards of performance and, within reason, necessary hours of work.

9.1 Notwithstanding anything in this Agreement to the contrary and unless the prior written consent of the Employee is obtained by the Corporation, there shall be no members of the management of the Corporation or any of its subsidiaries or affiliates who are in a subordinate position to that of the Employee reporting directly to the Employee.

10.0 The relationship between the Corporation and the Employee is that of master and servant and as such the Employee shall be eligible to participate in any plans or arrangements or distributions by the Corporation pertaining to any employed person, and profit sharing, bonus or similar benefits that may be provided by the Corporation.

11.0 Nothing contained herein shall be construed to give the Employee an interest in the tangible or intangible assets of the Corporation.

12.0 A waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

13.0 Notices may be given by either party by letter or by cable addressed to the other party as in the case of the Corporation, its registered office for the time being, and in the case of the Employee, her last known address and any such notice given by letter shall be deemed to have been given at the time the letter would be delivered in the ordinary course of post.

14.0 The provisions of the Arbitration Act of Alberta shall apply to all disputes or differences whatsoever which shall at any time hereafter (whether during the continuance in effect of this Agreement or upon or after its discharge or determination) arises between the parties hereto touching or concerning this Agreement or its construction or effect or as to the rights, duties and liabilities of the parties hereto or either of them or by virtue of this Agreement or otherwise or after any other matter in any way connected with or arising out of or in relation to the subject matter of this Agreement (including without restricting the generality of the foregoing, the amounts of remuneration to be paid to the Employee for any particular year.

15.0 This Agreement shall enure to the benefit of and be binding upon the parties hereto together with their respective heirs, executors, administrators, successors and assigns, as the case may be.


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IN WITNESS WHEREOF the parties have executed these presents as at the Effective
Date first written above.

ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD.

Per: (signed) Primo Podorieszach

(signed) Gloria Andrietz                     (signed) Shelley Samec

__________________________________           __________________________________
Witness                                      SHELLEY SAMEC


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                                  SCHEDULE "A"

                               INDIVIDUAL GUARANTY

This Guaranty is executed as of July __, 2002, by the undersigned guarantor ("Guarantor") in favor of Textron Financial Corporation and each of its affiliates (individually and collectively, "TFC"). For purposes of this Guaranty, any party which controls TFC, is controlled by TFC, or is under common control with TFC, shall be deemed an affiliate of TFC.

                                    RECITALS

A. TFC has entered into a Loan and Security Agreement of even date herewith with Addison York Insurance Brokers, LLC, a Delaware limited. liability company ("Obligor") (the Loan and Security Agreement, together with the Promissory Note and any other document executed or delivered thereunder, collectively the "Transaction Documents"); and

B. TFC is unwilling to enter into the Transaction Documents with Obligor, unless Guarantor enters into this Guaranty on the terms and conditions provided herein.

                                    AGREEMENT

         With knowledge that TFC will enter into the Transaction Documents with Obligor in reliance upon the existence of this Guaranty, Guarantor agrees with TFC as follows:

1.       Guaranty.

         (a) Subject to the terms and conditions hereof, Guarantor, unconditionally and irrevocably guarantees to TFC (except as hereinafter expressly provided as to limitations), without off-set or deduction, the prompt payment and/or performance of all indebtedness, obligations and liabilities of Obligor at any time owing to TFC pursuant to the Transaction Documents, whether direct or indirect, matured or unmatured, primary or secondary, certain or contingent or acquired or created by TFC (individually, a "Guaranteed Obligation" and, collectively, the "Guaranteed Obligations").

         (b) Notwithstanding anything in this Guaranty to the contrary, the term "Guaranteed Obligations" shall not include any obligations or liabilities of Obligor owing to TFC unless (i) one or more of the following events occurs: the commission of fraud; embezzlement, or misappropriation of funds or monies held in a fiduciary capacity relating to the Obligor or Anthony Clark International Insurance Brokers Ltd. that involves the actions of Guarantor,
(ii) such action causes a material adverse change in the business or financial condition of the Obligor or Anthony Clark Insurance Brokers Ltd. and (iii) Guarantor failed to use the care that a reasonably prudent person in the same position would have used.

         (c) This Guaranty is a guaranty of payment when due and not of collectibility. TFC may enforce this Guaranty upon the occurrence of an Event of Default under the Transaction documents notwithstanding the existence of any dispute between Obligor and TFC with respect to the existence of such event.


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         (d)      Guarantor acknowledges and agrees that (i) he has received good, valuable and sufficient consideration for entering into and performing under this Guaranty; (ii) he accepts the full range of risk encompassed within this Guaranty; (iii) he is aware of the financial and other condition of Obligor and accepts the risk that such condition may deteriorate; (iv) recourse may be had against his separate property to enforce his obligations hereunder; (v) his obligations and liability hereunder shall not be contingent or conditioned upon, and shall not be released, waived, modified or impaired by reason of (A) any change in the status of Obligor or amendment, assignment or termination of the Transaction Documents, (B) any other breach by Obligor of any representation, warranty or covenant set forth in the Transaction Documents, or (C) any failure to enforce, or delay in enforcement of, any right, power or remedy of the TFC under the Transaction Documents; and (vi) TFC shall have no obligation to proceed against Obligor, or any other person or entity, before seeking satisfaction against the Guarantor or its assets.

2. Continuing Nature of Guaranty. This Guaranty is a continuing guarantee and shall apply without regard to the form or the amount of the Guaranteed Obligations in existence at any time.

3. Absolute Nature of Guaranty. The obligations of Guarantor under this Guaranty are absolute and, except as provided herein, unconditional. Guarantor shall not be released from such obligations for any reason other than full performance of the Guarantied Obligations, nor shall the Guarantor's obligations under this Guaranty be reduced, diminished or discharged for any reason, including:

         (a) Modifications and Indulgences. Any modification, renewal or alteration of any agreement, document or instrument relating to any Guaranteed Obligation, or any indulgence, adjustment, preference, extension or compromise made by TFC in favor of Obligor or Guarantor.

         (b) Condition of Obligor or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or similar proceeding affecting Obligor or Guarantor; any sale, lease or other disposition of any of the assets of Obligor or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Obligor or Guarantor, or any termination of, or other change in, the relationship between Obligor and Guarantor.

         (c) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of any Guaranteed Obligation for any reason whatsoever, including, but not limited to: the existence of valid defenses, counterclaims or offsets to any Guaranteed Obligation; or the violation of applicable usury laws by any Guaranteed Obligation.

         (d) Release of Obligor. Any complete or partial release of Obligor or any other party from any Guaranteed Obligation.

         (e) Release of Collateral: Care of Collateral; Status of Liens. Any release, surrender, exchange, deterioration, waste, loss or impairment of any collateral securing payment of any Guaranteed Obligation (the "Collateral"), whether negligent or willful; the failure of TFC or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of TFC to create or properly perfect any security interest intended to be given by Obligor in connection with any Guaranteed Obligation (a "Security Interest"); the unenforceability of any Security Interest; the subordination of any Security Interest to any other lien


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or encumbrance; or the taking or accepting by TFC of any other security for, or assurance of payment of, any Guaranteed Obligation.

         (f) Other Action or Inaction. Any other action or inaction on the part of TFC, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform any Guaranteed Obligation pursuant to the terms hereof.

         It is the obligation of Guarantor to discharge the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any of the Collateral. Guarantor acknowledges that Guarantor may be required to pay the Guaranteed Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Obligor will be liable to perform any Guaranteed Obligation or that TFC will look to any other party to perform any Guaranteed Obligation (other than Obligor as provided herein).

4.       Waivers. Guarantor waives:

         (a) Action Against Others. Any right to require TFC to: institute suit or exhaust remedies against Obligor or any other party liable for any Guaranteed Obligation; enforce TFC's rights in any of the Collateral or other security which is at any time given to secure any guaranteed Obligation; enforce TFC's rights against any other guarantor of any Guaranteed Obligation; join Obligor or any other party liable for any Guaranteed Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to TFC or resort to any other means of obtaining payment or performance of any Guaranteed Obligation.

         (b) Notices. Notice of the amount of credit extended by TFC to Obligor at any time, whether primary or secondary; notice of the modification or extension of any Guaranteed Obligation; notice of a default or other non-performance by Obligor in connection with any Guaranteed Obligation; notice of the transfer or disposition by TFC of any Guaranteed Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by TFC; demand and presentation for payment upon Obligor or any other party liable for any Guaranteed Obligation; protest, notice of protest and diligence of bringing suit against Obligor or any other party; and any other action or inaction on the part of TFC in connection with this Guaranty or any Guaranteed Obligation.

         (c) Election of Remedies. All defenses Guarantor may have based upon any election of remedies by TFC which destroys or impairs Guarantor's subrogation rights or Guarantor's rights to proceed against Obligor or any other person for reimbursement, including, without limitation, any loss of rights that Guarantor may suffer by reason of any rights, powers or remedies of Obligor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging indebtedness of or remedies against Obligor or any other party. The foregoing waivers include any requirement of law that TFC exhaust any security with respect to any obligation before proceeding under this Guaranty and any act or omission by TFC which directly or indirectly results in or aids the loss, limitation or impairment of the right to recover any deficiency from Obligor. Without limitation of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by a creditor, even though that election of remedies, such as a non judicial foreclosure with respect to


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security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal.

5. Representations and Warranties. Guarantor represents and warrants to TFC that:

         (a) Benefit. Guarantor has received, or will receive, direct or indirect benefit from the creation of the Guaranteed Obligations.

         (b) No Representation by TFC. Neither TFC nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

         (c) Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed Guarantor's liabilities.

6. Termination. This Guaranty shall automatically terminate and the Guarantor shall have no liability hereunder upon the occurrence of any of the following events: (a) payment of the Guaranteed Obligations in full, or (b) 180 days after the date that the Guarantor ceases to be employed (other than termination for an event described in 1(b)) by the Obligor, Anthony Clark International Insurance Brokers Ltd.; or any of their affiliates, provided, that such termination does not occur in anticipation of an Event of Default by Obligor that is known to Guarantor at the time of such termination.

7. Governing Law: Miscellaneous. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Ohio, without reference to applicable conflict of law principles. Guarantor consents to the jurisdiction and venue of Ohio courts in connection with TFC's enforcement of any of Guarantor's obligations under this Guaranty. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Guarantor and TFC. This Guaranty constitutes the entire agreement of Guarantor and TFC relative to the subject matter hereof. No modification of, or supplement to, this Guaranty shall bind TFC unless the same is in writing and is signed by an authorized officer of TFC. Upon the request of TFC, Guarantor shall deliver to TFC personal financial statements and such other financial information as TFC may reasonably request. Guarantor agrees that TFC may, without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which any Guaranteed Obligation is transferred, assigned or negotiated. Guarantor shall be liable for all attorneys' fees and other costs and expenses incurred by TFC in connection with TFC's enforcement of this Guaranty.


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         The undersigned have caused this Guaranty to be executed as of the date set forth above.

WITNESS:                                   INDIVIDUAL GUARANTOR:

_______________________________________    _____________________________________
Print Name: ___________________________    Print Name:  Shelley Samec

Home Address:                              Home Address:

_______________________________________    _____________________________________

_______________________________________    _____________________________________